UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 15, 2011

MEDPRO SAFETY PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49768	91-2015980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

145 Rose Street
Lexington, KY 40507
(Address of Principal Executive Offices) (Zip Code)

(859) 225-5375
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2011, MedPro Safety Products, Inc. (the “Company”) announced that Gregory C. Schupp has been appointed as the Company’s Chief Operating Officer and that the Company has entered into an employment agreement with him on March 7, 2011.

Since 2009, Mr. Schupp has served as Director of Operations, G.M. of United States manufacturing for the Sorin Group, a global medical device manufacturer and distributor based in Milan, Italy.  From 2005 through 2008, he served as Vice President Operations of the New Jersey facilities of Maquet, Inc., a global medical equipment company headquartered in Rastatt, Germany.  Mr. Schupp, age 55, has served in strategic and operational positions for medical and telecommunications manufacturers for over twenty years.

Mr. Schupp’s Employment Agreement

Position:  Chief Operating Officer

Term:  March 23, 2011 to March 24, 2014, subject to automatic one-year extensions thereafter, unless the Company or Mr. Schupp provides prior written notice of its or his intention to not renew the employment agreement.

Base Salary:  Mr. Schupp’s base salary will be $240,000.

Annual Bonus:  Mr. Schupp is eligible for a bonus of up to a total of 70% of his base salary as the Board of Directors or the CEO of the Company may determine in its sole discretion.

Stock Options:  The Company agreed to grant Mr. Schupp options to purchase 50,000 shares of common stock at market value.  The options will vest after one-year.

Employee Benefits:  Mr. Schupp is entitled to participate in the stock option and incentive compensation arrangements for the management of the Company.  Mr. Schupp is also entitled to participate in the employee benefit plans, policies and practices sponsored by the Company for the benefit of its employees, upon the same terms and conditions as other employees of the Company, including vacation and holiday time.  The Company also agreed pay relocation expenses of $30,000 and expenses for temporary housing not to exceed $12,000.

Confidentiality, Nonsolicitation and Noncompetition: Mr. Schupp agrees not to encourage employees to leave the Company, encourage customers to terminate their relationships with the Company, and compete with the Company during his employment and during the restricted period.  The restricted period means the period ending on the later of (i) the expiration of the term of employment as set forth in Mr. Schupp’s employment agreement or (ii) two years after Mr. Schupp terminates employment with the Company.  Mr. Schupp also agrees to maintain the confidentiality of the Company’s information during and after his employment with the Company.

Termination:  The Company may terminate Mr. Schupp for cause, as defined in the agreement, which termination shall be immediate.  Should the Company terminate Mr. Schupp other than for cause, Mr. Schupp shall continue to be paid his base salary (but no other amounts related to any employee benefit plans and no further accrual of vacation, sick or holiday time) for the longer of six months or the term of his agreement, even though he is no longer working for the Company, which payment shall be specifically conditioned upon and in exchange for any written releases deemed appropriate by the Company.

Item 9.01.                      Financial Statement and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated March 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPRO SAFETY PRODUCTS, INC.

Dated: March 15, 2011	By:	/s/ W. Craig Turner
W. Craig Turner
President

Index to Exhibits.

Exhibit No.	Description

99.1	Press release dated March 15, 2011